UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 14, 2004

                               eMagin Corporation
             (Exact name of registrant as specified in its charter)



       Delaware                      000-24757                   56-1764501
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(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)


                2070 Route 52, Hopewell Junction, New York 12533
              ----------------------------------------------------
              (Address of principal executive offices and Zip Code)

        Registrant's telephone number, including area code (845)-838-7900

                                   Copies to:
                            Richard A. Friedman, Esq.
                              Eric A. Pinero, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.


     On December 14, 2004, eMagin Corporation ("eMagin" or the "Company") finalized their agreement with respect to a Fourth Amendment to Lease (the "Lease") with International Business Machines Corporation (the "Landlord") covering the premises located at the Hudson Valley Research Park, 2070 Route 52, Hopewell Junction, New York 12533. The Lease, which is effective as of June 1, 2004 and further amends the Lease dated May 28, 1999 (as previously amended by the First Amendment to Lease dated July 9, 1999, the Second Amendment to Lease dated January 29, 2001 and the Third Amendment to Lease dated May 28, 2002), covers approximately 40,000 square feet of space which includes 30,000 square feet of space which houses the Company's equipment for OLED microdisplay fabrication, its research and development, plus additional space for assembly operations and storage. Approximately 10,000 square feet of space is used for the Company's administrative offices. The lease renewal covers a five-year term expiring May 31, 2009 and carries an average monthly rent of $74,088 plus expenses.

     After May 31, 2007, the Landlord may, at its sole discretion, grant the Company an option to extend the term of the Lease for all or part of the premises for a two (2) year period. In addition, the Company has deposited with the Landlord $150,000 as security for faithful performance by the Company with respect to its obligations under the Lease, including, but not limited to, the payment of rent. If there is any default by the Company pursuant to the Lease, the Landlord may use, apply or retain such security deposit for the payment of rent for which the Company is in default or may be required to expend by reason of the Company's default pursuant to any other provision of the Lease. If the Company complies with all provisions of the Lease, the security deposit will be credited towards the Company's payment of the April 1, 2009 and May 1, 2009 rent.


Item 2.03 Creation of a Direct Financial Obligation.


         See Item 1.01 above and Item 3.02 below.


Item 3.02 Unregistered Sales of Equity Securities.


     In accordance with American Stock Exchange requirement 711, on December 15, 2004 the Company issued a press release announcing the issuance of inducement option compensation awards to new employees of eMagin Corporation. The options are to purchase an aggregate total of 1,223,000 shares, vesting over five years at per share prices ranging from $1.21 to $1.69.

     A copy of this press release has been filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.



Item 8.01 Other Events.

     On December 20, 2004, the Company issued a press release announcing the confirmation from the American Stock Exchange (the "AMEX") that the Company has evidenced compliance with the requirements necessary for continued listing on the AMEX. In addition, the Company was advised that it has become subject to the provisions of Section 1009(h) of the AMEX Company Guide, which states that if the Company is again determined to be below the continued listing standards within twelve months of the end of its plan, the AMEX staff will examine the relationship between the two incidents of falling below continued listing standards and re-evaluate the Company's method of financial recovery from the first incident. The AMEX will then take appropriate action, which, depending upon the circumstances, may include truncating its review procedures or immediately initiating delisting procedures.

     A copy of this press release has been filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.


Item 9.01 Financial Statements and Exhibits.

     (a)  Financial statements of business acquired.

          Not applicable.

     (b)  Pro forma financial information.

          Not applicable.

     (c)  Exhibits.

 Exhibit
 Number                           Description
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4.1       Fourth Amendment to Lease by and between eMagin Corporation and
          International Business Machines Corporation.

99.1 Press Release of eMagin Corporation dated December 20, 2004, announcing the Fourth Amendment to Lease, the issuance of inducement grants to new employees of eMagin Corporation, and the American Stock Exchange's confirmation that eMagin Corporation evidenced compliance with continued listing requirements.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          eMagin Corporation


Date: December 20, 2004                   /s/ Gary W. Jones
                                          ------------------
                                          Gary W. Jones
                                          President and Chief Executive Officer